EXHIBIT 8

                                October 14, 1997

Texas Petrochemical Holdings, Inc.
Three Riverway, Suite 1500
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Texas Petrochemical Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of its 13.5% Senior Discount Notes due 2007 (the "Discount Notes"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies of the Registration Statement and of (a) the Indenture dated as of July 1, 1996 (the "Indenture") by and between the Company, TPC Holding Corp. and Fleet National Bank, as Trustee (the "Trustee"), pursuant to which the Discount Notes were issued, (b) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, (c) certain resolutions of the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination and investigation, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein. We have also assumed the due authorization, execution and delivery of the Indenture by a duly authorized officer of the Trustee.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we hereby confirm, and adopt as our opinion, the statements of legal
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Texas Petrochemical Holdings, Inc.
October 14, 1997
Page 2

matters contained in the Prospectus included in the Registration Statement under the caption "Certain Federal Income Tax Considerations."

We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement and to the references to our firm under the caption "Certain Federal Income Tax Considerations" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations issued thereunder.

                                        Very truly yours,

                                        Bracewell & Patterson, L.L.P.